Exhibit 10.1

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), effective as of November 10, 2011 (the “Effective Date”), is by and among TRI-VALLEY CORPORATION, a Delaware corporation (“Debtor”), and G. THOMAS GAMBLE, an individual, and GEORGE T. GAMBLE 1991 TRUST (collectively, “Secured Parties”).

Recitals

A.          The Debtor executed and delivered to (i) G. Thomas Gamble, that certain Promissory Note dated August 29, 2011 in the original principal amount of $150,000.00, (ii) G. Thomas Gamble, that certain Promissory Note dated October 13, 2011 in the original principal amount of $1,000,000.00 (the “Gamble Notes”), and (iii) George T. Gamble 1991 Trust, that certain Promissory Note dated November 10, 2011 in the original principal amount of $2,000,000.00 (collectively, the “Notes”).  The Notes are due and payable on demand by Secured Parties.

B.           Select Resources Corporation, Inc., a Delaware corporation (“Select Resources”), is a wholly-owned subsidiary of Debtor, and Debtor owns all of the issued and outstanding shares of common stock of Select Resources (the “Select Securities”).

C.           Tri-Valley Oil & Gas Co., a California corporation (“TVOG”, together with Select Resources, a “Subsidiary” and collectively, the “Subsidiaries”), is a wholly-owned subsidiary of Debtor, and Debtor owns all of the issued and outstanding shares of common stock of TVOG (the “TVOG Securities”).

D.           As a condition to the issuance of the $2,000,000 note dated as of November 10, 2011 and in consideration of the agreement of the Secured Parties to extend the time upon which the Secured Parties may demand payment of the Notes pending completion and execution of definitive agreements by and among the parties, Debtor agreed to grant to Secured Parties security interest in certain of its property and assets as set forth herein, including a pledge of 100% of the Select Securities and TVOG Securities (collectively, the “Pledged Securities”) and execute and deliver this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.   Grant of Security.  Debtor hereby grants to Secured Parties, a lien on and security interest in all of Debtor’s right, title and interest in, to and under the following, whether now or hereafter owned, existing, arising or acquired and wherever located (all of the following, collectively, the “Collateral”):

(a)          Pledged Select Securities.  The entire interest of Debtor in each Subsidiary, as described in Schedule 1(a) and as the same is updated from time to time, all additional interests in each Subsidiary or any successor from time to time acquired by Debtor, and all warrants, options or other rights, whether now owned or hereafter acquired, of Debtor entitling the holder thereof to purchase or acquire any such interest or interests, including (i) Debtor’s capital account, its interest as a shareholder, as applicable, in the net cash flow, net profit and net loss, any items of income, gain, loss, deduction and credit of each Subsidiary, Debtor’s interest in all distributions made or to be made by each Subsidiary to Debtor and all of the other economic rights, titles and interests of Debtor as a shareholder whether set forth in the certificate of incorporation, articles of incorporation or bylaws, as applicable, of each Subsidiary, by separate agreement or otherwise, (ii) Debtor’s voting and other control rights as a shareholder of each Subsidiary, and (iii) all certificates, agreements (including operating agreements), books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing (collectively, the “Pledged Securities”).

(b)          Proceeds.  All proceeds, products and supporting obligations of or with respect to any and all of the foregoing and, to the extent not otherwise included, any payments under insurance (whether or not any Secured Party is the loss payee thereof) or under any indemnity, warranty or guaranty by reason of loss to or otherwise with respect to any of the foregoing.

In each case, the foregoing shall be covered by this Agreement, whether any of Debtor’s ownership or other rights therein are presently held or hereafter acquired (by operation of law or otherwise) and howsoever any of Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).  For purposes hereof, the terms supporting obligations and proceeds shall have the meanings set forth in the Uniform Commercial Code as enacted from time to time in the state of New York or in any other applicable jurisdiction (“UCC”).

2.   Security for Secured Obligations.  This Agreement secures the payment and performance of (a) all Obligations (as defined below) and (b) all indebtedness, obligations and liabilities of the Debtor now or hereafter existing under this Agreement (all such indebtedness, obligations and liabilities being the “Secured Obligations”).  For purposes of this Agreement, “Obligations” mean, collectively, (a) the obligations of the Debtor to pay any and all of the unpaid principal with respect to the Notes, and any other prepayment premium payable hereunder, if any, with respect thereto, and interest, fees and other charges thereon (including without limitation (i) accrued and unpaid interest, and (ii) interest, fees and charges accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Debtor, whether or not a claim for post-filing or post petition interest is allowed in such proceeding), including, without limitation, by prepayment, redemption or otherwise, (b) the obligations of the Debtor to pay any and all fees, expenses, costs, indemnities and other amounts, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or the Notes, and (c) the obligations of the Debtor to pay, perform, discharge, observe and comply with any and all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by it pursuant to this Agreement or the Notes.

3.   Rights in Pledged Collateral.  It is the intention of the parties hereto that record and beneficial ownership of the Pledged Securities, including, without limitation, all voting, consensual and dividend rights, shall remain in Debtor until the occurrence and during the continuation of an Event of Default and until Secured Parties shall notify Debtor of Secured Parties’ exercise of voting and dividend rights in the Pledged Securities.  Upon the occurrence and during the continuance of an Event of Default and following written notice to Debtor by the Secured Parties, (i) all rights of Debtor to receive the dividends, interests and other distributions that it would otherwise be authorized to receive and retain shall cease, and the Secured Parties, shall thereupon have the sole right to receive and hold as Collateral such dividends, interests and other distributions and (ii) all dividends, interests and other distributions that are received by Debtor contrary to the provisions of the foregoing clause (i) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Parties as Collateral in the same form as so received (with any necessary indorsement).

4.   Representations and Warranties.  Debtor hereby continuously represents and warrants as follows:

(a)          As of the Effective Date, the Pledged Securities constitute all of the issued and outstanding shares of capital stock of Select Resources and TVOG.

(b)          Debtor has no securities account and none of the Collateral is deposited in, credited to or otherwise subject to any securities account.

(c)          Debtor is the sole legal and beneficial owner of the Collateral owned by it, and has good and marketable title to (or valid right in and the power to transfer such rights to) the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(d)         This Agreement creates a valid security interest in the Collateral, which, upon the filing of all related UCC-1 financing statements in the state of Delaware pursuant to the applicable provisions of the UCC and the delivery to the Secured Parties of all certificates representing the Pledged Securities, shall constitute a perfected, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

(e)          No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by Debtor of the security interest created hereby or for the execution, delivery or performance of this Agreement by Debtor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest), other than the filing of UCC-1 financing statements or UCC-3 amendments describing the Collateral, in accordance with the applicable provisions of the UCC or (iii) for the exercise by Secured Parties of their rights and remedies hereunder.

(f)          There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

5.   Covenants; Further Assurances.

(a)          Debtor shall keep its principal place of business and chief executive office and its books and records at its current location.  Debtor shall not change its name in any manner whatsoever or its jurisdiction of organization, formation or incorporation without ten (10) business days written notice to Secured Parties.

(b)          Debtor shall maintain good and marketable title to its Collateral free and clear of all liens, security interests, options, and other charges or encumbrances, except for the security interests created by this Agreement.  Debtor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of all or any portion of the Pledged Securities to any person unless (i) no Event of Default exists as of the date of such disposition or would exist as a result thereof, (ii) the proposed third party transfer is approved in advance by Secured Parties, (iii) the Pledged Securities conveyed remain subject to a first priority, perfected security interest in favor of Secured Parties, and (iv) each party acquiring Pledged Securities shall enter into a pledge agreement with the Secured Parties granting such security interest, which pledge agreement shall be in form and substance satisfactory to Secured Parties.  Debtor shall use commercially reasonable efforts to resolve any dispute, right of setoff, counterclaim, or defense with respect to all or any part of the Collateral.  Debtor shall use commercially reasonable efforts to cause to be terminated any financing statement or other security instrument with respect to its Collateral, except such as may exist or as may have been filed in favor of Secured Parties.  Debtor shall defend Secured Parties’ right, title, and special property and security interest in and to the Collateral against the claims of any person or entity.

(c)          All certificates evidencing any and all Pledged Securities shall be delivered to the Secured Parties, along with undated powers endorsed in blank.  Debtor shall not cause or permit the removal of any item of the Collateral from its possession, control or risk of loss, or from the location specified herein, other than removal in connection with possession of Collateral by Secured Parties or by a bailee selected by Secured Parties who is holding the Collateral for the benefit of the Secured Parties.

(d)          Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Debtor will upon such request execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Parties may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.  Debtor shall furnish to Secured Parties any information that Secured Parties may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or this Agreement.

(e)          Debtor hereby authorizes Secured Parties, but Secured Parties shall have no obligation, to file one or more financing or continuation statements, and amendments thereto, related to all or any part of the Collateral without the signature of Debtor.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(f)          Debtor will furnish to Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Parties may reasonably request, all in reasonable detail.

(g)         Debtor will maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Debtor and the Subsidiaries operate, provided that in any event Debtor will maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to Secured Parties.  Each insurance policy shall name Secured Parties as loss payee and shall provide that such policy will not be canceled or reduced without thirty (30) days prior written notice to Secured Parties.

(h)         Debtor will not enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other document, which directly or indirectly prohibits Debtor from creating or incurring a lien on any of its assets.

6.   Secured Parties Appointed Attorney-in-Fact.  Upon the occurrence of any Event of Default, Debtor hereby irrevocably appoints Secured Parties, the attorney-in-fact of Debtor, coupled with an interest and with full authority in the place and stead of Debtor and in the name of Debtor, from time to time in Secured Parties’ discretion, to take any action and to execute any instrument which Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)          To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(b)          To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

(c)          To file any claims or take any action or institute any proceedings which Secured Parties may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Parties with respect to any of the Collateral.

The provisions of this Section 6 shall terminate upon the complete and final satisfaction and repayment of all obligations of any of Debtor under the Notes, whether for principal, interest, expenses or otherwise.

7.   Secured Parties May Perform.  If any Debtor fails to perform any agreement contained herein, Secured Parties, for the benefit of Secured Parties, may perform, or cause performance of, such agreement, and the expenses of Secured Parties incurred in connection therewith shall be payable by Debtor.

8.   Secured Parties’ Duties.  The powers conferred on Secured Parties hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Parties shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Parties accord their own property.

9.   Events of Default.  An “Event of Default” means the occurrence of one or more of the following described events, unless otherwise waived in writing by the Secured Parties:

(a)          the Debtor shall fail to pay to Secured Parties any principal and/or interest within three (3) business days of demand by Secured Parties; or any other default by Debtor in the payment of interest on and/or the principal of the Notes when due, whether at maturity, upon any scheduled payment date or by acceleration or otherwise, and such default continues for a period of at least three (3) business days;

(b)          any representation or warranty herein made by the Debtor, or any certificate furnished pursuant to the provisions hereof, shall prove to have been untrue in any respect;

(c)          the Debtor shall default in the performance of any other covenant, condition or provision of this Agreement, and such default shall not be remedied within thirty (30) days following the earlier of (i) written notice from Secured Parties of such default or (ii) actual knowledge by a responsible officer of the Debtor of such default;

(d)          any Insolvency Event shall occur with respect to the Debtor or any of its Subsidiaries;

(e)          (i) one or more judgments, orders or decrees shall be entered against the Debtor and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $50,000.00 or more in the aggregate for all such judgments, orders or decrees for the Debtor and its Subsidiaries, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days (or such longer period, not in excess of sixty (60) days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders or decrees shall be entered against the Debtor and/or any of its Subsidiaries involving a required divestiture of any Collateral estimated to have a fair value in excess of $50,000.00, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days (or such longer period, not in excess of sixty (60) days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof;

(f)          any material provision of this Agreement or the Notes shall at any time after the Closing for any reason other than as expressly permitted hereunder or under this Agreement or satisfaction in full of the Obligations, ceases to be in full force and effect; or the Debtor denies in writing that it has any or further liability or obligation under the Notes or this Agreement or purports to revoke, terminate or rescind any of the Notes or this Agreement;

(g)         the Debtor or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (ii) default in the observance or performance of any agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to come due prior to its stated maturity; or any such Material Indebtedness of any Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the state maturity thereof);

(h)         any Encumbrance purported to be created by any of the Notes or this Agreement or any document executed in connection therewith shall cease to be in full force and effect (other than in accordance with the terms hereof and thereof), or shall cease to give Secured Parties the Encumbrances, rights, powers and privileges purported to be created and granted under the Notes and this Agreement (including a perfected first-priority security interest in and lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Notes and this Agreement)) or shall be asserted by the Debtor or any Subsidiary not to be, a valid, perfected, first-priority (except as otherwise expressly provided in this Agreement or the Notes) security interest in or Encumbrance on any Collateral covered thereby, in each case for any reason other than an affirmative act by Secured Parties or the failure of Secured Parties to take any action within its control.

(i)           Defined Terms.  As used in this Agreement, the following terms have the meanings assigned to such terms below:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, claim, encumbrance, right of first refusal, preemptive right or other restrictions of any kind.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) hedging obligations; and (xi) obligations under convertible securities. In addition, the term “Indebtedness” of the Debtor or its Subsidiaries, as applicable, includes (a) all Indebtedness of others secured by an Encumbrance on any assets of any of the Debtor or any of its Subsidiaries (whether or not such Indebtedness is assumed by the Debtor or such Subsidiaries), and (b) to the extent not otherwise included, the guarantee by any of the Debtor or any of the Subsidiaries of any Indebtedness of any other Person.

“Insolvency Event” means, with respect to any person: (i) the commencement of a voluntary case by such person under the Bankruptcy Code or the seeking of relief by such person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States; (ii) the commencement of an involuntary case against such person under the Bankruptcy Code or any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such person; (iv) such person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of such person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such person; (v) any such proceeding of the type set forth in clause (iv) above is commenced against such person to the extent such proceeding is consented to by such person or remains undismissed for a period of sixty (60) days; (vi) such person is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; (ix) such person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; (x) such person admits in writing its inability to pay its debts when due; or (xi) any corporate (or similar organizational) action is taken by such person for the purpose of effecting any of the foregoing.

“Material Indebtedness” means, as to the Debtor or any of its Subsidiaries, any particular Indebtedness of the Debtor or such Subsidiary in excess of the aggregate principal amount of $100,000.

10.         Remedies.

(a)          If any Event of Default shall have occurred and be continuing:

               (i)          Secured Parties shall have all of the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds thereof as are afforded to Secured Parties by this Agreement and the applicable sections of the UCC (whether or not the UCC applies to the affected Collateral).

               (ii)         Without limiting the scope of the foregoing clause (i):

             (A)          Secured Parties shall have the right to sell, resell, assign, and deliver the Collateral for sale, provided that only such portion of the Collateral as is necessary to satisfy the obligations arising under the Notes or Purchase Agreement may be sold by Secured Parties.  Secured Parties will give Debtor, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice of the time and place of any sale of the Collateral or the time after which any private sale or any other intended disposition of the Collateral is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  Such notice may be given without any demand for performance or other demand, all such demands being hereby expressly waived by Debtor.  Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

             (B)          In the event of any such sale or sales, the Collateral so purchased shall be held by the purchaser absolutely free from any and all claims or rights of Debtor of every kind and nature whatsoever, including any equity of redemption or similar rights, all such equity of redemption and similar rights being hereby expressly waived and released by Debtor.  Secured Parties may disclaim warranties of title, possession, quiet enjoyment and the like.  The proceeds of the sale of any Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all of the Secured Parties’ costs and expenses of sale, including reasonable attorneys’ fees; second, to the payment of the obligations of Debtor and the other parties under the Notes, in such order of priority as Secured Parties shall determine; and third, any remaining proceeds shall be paid to shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus.

              (C)          Debtor recognizes that Secured Parties may be unable to effect a public sale of all or any part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or other applicable laws, rules or regulations, but may be compelled to resort to one or more private sales to a restricted group of Secured Parties who will, among other things, be obliged to agree to acquire the Collateral or any part thereof for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor agrees that private sales so made may be at prices and on terms less favorable than if the Collateral were sold at public sales, and that Secured Parties have no obligation to delay the sale of any Collateral for the period of time necessary to permit the Collateral to be registered for public sale under the Securities Act or any other applicable law, rule or regulation.  Debtor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                (iii)        Debtor shall take any action that Secured Parties may request in the exercise of its rights and remedies under this Agreement in order to transfer and assign to Secured Parties, or to such one or more third parties as Secured Parties may designate, or to a combination of the foregoing, any or all of the Collateral.

                (iv)        Secured Parties shall have the right, for and in the name, place and stead of Debtor, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral, and in connection therewith, Debtor hereby irrevocably appoints Secured Parties and its agents, successors or assigns, or any of them, as attorneys-in-fact for Debtor to execute, deliver, file and record such items for Debtor and in Debtor’s name, place and stead.  This power of attorney, being coupled with an interest, shall be irrevocable.

(b)          If in connection with the exercise by Secured Parties of any power, right, provision or remedy granted pursuant to this Agreement, or in order to effectuate the purposes and intent of this Agreement, any consent, approval, registration, filing, qualification or authorization of any governmental authority is required, Debtor will execute and deliver all applications, certificates, instruments and other documents and papers that Secured Parties may be required to obtain for such governmental consent, approval, registration, filing, qualification or authorization.

11.         Waivers and Amendments.  No provision of this Agreement may be amended, waived or modified without the written consent of all the Secured Parties and the Debtor.  Secured Parties may exercise their rights with respect to the Collateral held hereunder without first or simultaneously resorting to any other collateral or sources of repayment or reimbursement; and without being obligated to consider or take notice of any right of contribution, reimbursement, subrogation or marshaling of assets which Debtor may have or claim to have against any person or persons or with respect to any other collateral; and Secured Parties, may release any and all other collateral it may now or hereafter have to secure repayment of the Notes, all without affecting  or impairing its rights with respect to the Collateral.  The failure by Secured Parties to insist upon Debtor’s strict performance of this Agreement or the delay or the failure by Secured Parties to exercise Secured Parties’ remedies hereunder shall not be deemed a waiver of such default, and shall not be a waiver by Secured Parties of any of Secured Parties’ rights or remedies hereunder or at law or in equity.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occasion.

12.         Addresses for Notices.

(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12(b)) all notices and other communications provided for herein shall be given in the manner, and to the addresses, specified on the signature page hereof.

(b)          Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)          Each party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

13.         Security Interest Absolute; Continuing Security Interest.  All rights of Secured Parties and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of, and unaffected by any other circumstance which might otherwise constitute a defense available to, or a discharge of Debtor in respect of the Notes and this Agreement.  This Agreement shall create a continuing assignment of and security interest in the Collateral and shall remain in full force and effect until the payment in full of the Secured Obligations, promptly following which Secured Parties will, at Debtor’s expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

14.         Governing Law.  This Agreement, and its validity, enforcement, and interpretation, shall be governed by New York law (without regard to any conflict of law principles that would result in the application of substantive law of another jurisdiction) and applicable United States federal law.

15.         Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a)          DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN THE COUNTY OF LOS ANGELES AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

(b)          DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE ABOVE-MENTIONED COURTS BY THE MAILING THEREOF BY AGENT BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA, AT ITS ADDRESS SPECIFIED OR REFERRED TO IN SECTION 12.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)          DEBTOR HEREBY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTIES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF AGENT OR THE SECURED PARTIES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN ANY SECURED PARTY AND DEBTOR.

16.         Advice of Counsel.  Debtor represents and warrants that it has consulted with its legal counsel regarding all provisions of this Agreement, including those under Section 15.

17.         Successors and Assigns.  The provisions of this Agreement shall be binding upon Debtor and its successors and permitted assigns and inure to the benefit of, and be enforceable by, Secured Parties and their respective successors, transferees and assigns.  Debtor shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Secured Parties (and any attempted assignment or transfer by Debtor without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person or entity, other than the parties hereto, their respective successors and assigns permitted hereby, any legal or equitable right, remedy or claim under or by reason of this Agreement.

18.         Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.         Interpretation.  Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require:

(a)          the words “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import,

(b)          the word “or” is not exclusive,

(c)          references to an “Article,” “Section,” “preamble,” “recital” or any other subdivision, or to an “Appendix,” “Annex,” “Exhibit” or “Schedule” are to an article, section, preamble, recital or subdivision of this Agreement, or to an appendix, annex, exhibit or schedule to this Agreement,

(d)          the words “this Agreement,” “hereby,” “hereof,” “herein,” “hereunder” and comparable words refer to all of this Agreement, including the Appendices, Annexes, Exhibits and Schedules to this Agreement, and not to any particular Article, Section, preamble, recital or other subdivision of this Agreement or Appendix, Exhibit or Schedule to this Agreement,

(e)          any pronoun in masculine, feminine or neuter form shall include any other gender,

(f)          any word in the singular form include the plural and vice versa,

(g)         references to any agreement or other document, including this Agreement, are to such agreement or document as amended, modified, supplemented and restated now or from time to time after the Effective Date,

(h)         references to any law are to it as amended, modified, supplemented and restated now or from time to time after the Effective Date, and to any corresponding provisions of successor laws, and, unless the context requires otherwise, any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder,

(i)          references to any person or entity include such person’s or entity’s respective successors and assigns permitted hereby,

(j)          references to a “day” or number of “days” (without the explicit qualification of “business”) refer to a calendar day or number of calendar days, and

(k)         any financial or accounting term that is not otherwise defined herein shall have the meaning given such term under generally accepted accounting principles in the United States of America consistently applied.

20.        Headings.  Titles and Article, Section and other subdivision headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

21.        Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the Notes collectively constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature pages follow]

This Agreement has been duly executed and delivered to be effective as of the Effective Date.

DEBTOR:

TRI-VALLEY CORPORATION, a Delaware corporation

By:	/s/	Maston N. Cunningham
Maston N. Cunningham,
Chief Executive Officer

SECURED PARTIES:

/s/ G. Thomas Gamble
G. THOMAS GAMBLE, an individual

/s/ G. Thomas Gamble
GEORGE T. GAMBLE, TRUSTEE, OF
GEORGE T. GAMBLE 1991 TRUST

[Signature Page of Pledge and Security Agreement]

Schedule 1(a)

Pledged Securities

Registered Holder (Debtor)	Corporation (Issuer)	Jurisdiction of Organization of Issuer	Ownership of Debtor in Issuer (common shares of Issuer)
Tri-Valley Corporation	Select Resources Corporation, Inc.	Delaware	1,000 shares of Common Stock
Tri-Valley Corporation	Tri-Valley Oil & Gas Co.	California	1,000 shares of Common Stock

Schedule 1(a)-1